UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2008

IHS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32511	13-3769440
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Inverness Way East Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

(303) 790-0600

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

The Annual Meeting of Stockholders of IHS Inc. (the “Corporation”) was held on April 24, 2008.  Matters submitted to stockholders at the meeting and the voting results thereof were as indicated below.

Election of Directors. The stockholders of the Corporation elected each of the director nominees proposed by the Corporation’s Board of Directors to serve until the 2011 Annual Meeting of Shareholders or until his successor is duly elected and qualified.  The following is a breakdown of the voting results:

DIRECTOR	VOTES FOR	VOTES WITHHELD
Jerre L. Stead	170,192,910	1,770,025
C. Michael Armstrong	171,762,055	200,880
Balakrishnan S. Iyer	170,877,533	1,085,402
Brian H. Hall	171,832,380	130,555

Increase the Number of Shares Available for Issuance Under the 2004 Amended and Restated Long-Term Incentive Plan.  The stockholders of the Corporation approved an amendment of the 2004 Long-Term Incentive Plan (the “Plan”) to increase the number of shares issuable under the Plan by 4,250,000 shares.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTAIN	NON VOTES
150,580,225	19,236,141	7,702	2,138,867

Appointment of Ernst & Young LLP as Independent Auditor.  The shareholders of the Corporation ratified the appointment of Ernst & Young LLP as the Corporation’s independent auditor.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTAIN	NON VOTES
171,861,976	91,803	9,156	0

Tabulation of Voting Results.  The voting results include all shares of Class A Common Stock and Class B Common Stock eligible to vote as of the record date.  Holders of our Class B Common Stock are entitled to ten votes per share on all matters to be voted upon by the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: May 9, 2008	By:	/s/ Stephen Green
Stephen Green
General Counsel and Secretary